UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

DESTINATION XL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

(781) 828-9300

(Registrant’s telephone number, including area code)

CASUAL MALE RETAIL GROUP, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 25, 2013, Casual Male Group, Inc. (the “Corporation”) changed its name to Destination XL Group, Inc. The name change was effected through a short-form merger pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) by merging a wholly-owned subsidiary of the Corporation with and into the Corporation, with the Corporation as the surviving entity in the merger. Under the DGCL, the merger did not require stockholder approval and had the effect of amending the Corporation’s certificate of incorporation to reflect the new legal name of the Corporation. The Corporation also amended its bylaws, effective as of the same date, to reflect the name change.

The merger and resulting name change do not affect the rights of the Corporation’s security holders. There were no other changes to the Corporation’s certificate of incorporation or bylaws. The Corporation’s common stock has been assigned a new CUSIP number of 25065K 104 in connection with the name change. Outstanding stock certificates will not be affected and will not need to be exchanged.

A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Delaware Secretary of State on February 22, 2013, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the bylaws of the Company, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events

On February 22, 2013, the Company issued a press release announcing the transaction described above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibts

Exhibit No.	Description

3.1	Certificate of Ownership and Merger

3.2	Amended and Restated Bylaws

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.

Date: February 25, 2013	By:	/s/ Dennis R. Hernreich
		Name:	Dennis R. Hernreich
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger

3.2	Amended and Restated Bylaws

99.1	Press Release